Exhibit 99.1

The Buckle, Inc.

2407 W. 24th St. Kearney, NE 68845

P.O. Box 1480 Kearney, NE 68848-1480

phone: 308-236-8491

fax: 308-236-4493

web: www.buckle.com

For Immediate Release: January 9, 2007

Contact:	Karen B. Rhoads, Chief Financial Officer The Buckle, Inc. 308/236-8491

THE BUCKLE, INC. TO PRESENT
AT COWEN AND COMPANY 5th ANNUAL CONSUMER CONFERENCE

KEARNEY, NE -- The Buckle, Inc. (NYSE: BKE) is scheduled to present at the Cowen and Company 5th Annual Consumer Conference at the Westin New York at Times Square on Tuesday, January 9, 2007, at 2:30 p.m. EST.  The Buckle, Inc. will be represented at the conference by Dennis Nelson, President and Chief Executive Officer.  The Company will review past financial performance and provide a general overview of the Company and its approach to business.

The presentation will be posted in two files on the Company’s web site.  One file will contain the narrative and a second file will contain the visual presentation.

Headquartered in Kearney, Nebraska, The Buckle, Inc. is a retailer of casual apparel, footwear and accessories for young men and women. It currently operates 351 retail stores in 38 states.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995; All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

News releases and other information about The Buckle, Inc., can be found on the Internet at www.buckle.com
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